UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2011

UWHARRIE CAPITAL CORP

(Exact name of Registrant as specified in charter)

North Carolina	000-22062	56-1814206
(State or other Jurisdiction of Incorporation	(Commission File No.)	(I.R.S. Employer Identification No)

132 North First Street Albemarle, North Carolina	28001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 704-983-6181

N/A

(Former Name or former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 9, 2011, Uwharrie Capital Corp (the “Registrant”) announced financial results for the quarter ended September 30, 2011. The Registrant reported consolidated total assets of $530.3 million at September 30, 2011 versus $535.4 million at December 31, 2010.

Net income for the three month period ended September 30, 2011 was $255 thousand versus $497 thousand for the same period in 2010. For each of the three months ended September 30, 2011 and September 30, 2010, net income available to shareholders was $94 thousand and $336 thousand respectively.

Net income for the nine month period ended September 30, 2011 was $1.2 million versus $1.4 million for the same period in 2010. For each of the nine months ended September 30, 2011 and September 30, 2010, net income available to shareholders was $689 thousand and $883 thousand respectively.

A copy of the press release (the “Press Release”) announcing the Registrant’s results is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 9, 2011 regarding the “Registrants” results of operations for quarter ended September 30, 2011.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWHARRIE CAPITAL CORP

By:	/s/ Robert O. Bratton
Robert O. Bratton
Principal Financial Officer

Dated: November 9, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release dated November 9, 2011